Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of the following reports, which appear in the prospectus of the Registration Statement of Chesapeake Midstream Partners, L.P. (No. 333-164905), which is incorporated by reference in this Registration Statement on Form S-1: i) our report dated April 6, 2010 relating to the audit of the consolidated financial statements of Chesapeake Midstream Partners, L.L.C. as of December 31, 2009 and for the period from October 1, 2009 to December 31, 2009, ii) our report dated April 6, 2010 relating to the audit of the consolidated financial statements of Chesapeake Midstream Development, L.P. as of December 31, 2008 and for the period from January 1, 2009 to September 30, 2009 and the years ended December 31, 2008 and 2007, iii) our report dated February 15, 2010 relating to the audit of the balance sheet of Chesapeake Midstream Partners, L.P. as of February 12, 2010, and iv) our report dated February 15, 2010 relating to the audit of the balance sheet of Chesapeake Midstream GP, L.L.C. as of February 12, 2010, which appear in such Registration Statement. We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Tulsa, Oklahoma

July 28, 2010